Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Equinix, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Adaire Fox-Martin, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
/s/ Adaire Fox-Martin
Adaire Fox-Martin
Chief Executive Officer and President
February 12, 2025